Exhibit 4.20.1

SCHEDULE OF SHAREHOLDERS’ PROXY AGREEMENTS AMONG CERTAIN PRC SUBSIDIARY OF

FANG HOLDINGS LIMITED, A CONSOLIDATED CONTROLLED ENTITY AND SHAREHOLDERS OF

THE CONSOLIDATED CONTROLLED ENTITY

	Date of Agreement	Subsidiary of SouFun Holdings Limited	Shareholders of Consolidated Controlled Entity	Consolidated Controlled Entity

1.	December 20, 2015 (retroactive to March 16, 2006)	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Jia Tian Xia Advertising Co., Ltd.

2.	December 20, 2015 (retroactive to March 16, 2006)	Jia Tian Xia Network Technology Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd. Beijing Jia Tian Xia Advertising Co., Ltd.	Beijing China Index Information Co., Ltd.

3.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo	Beijing Hua Ju Tian Xia Network Technology Co., Ltd.

4.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing SouFun Internet Information Service Co., Ltd.

5.	December 20, 2015	Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Century Jia Tian Xia Technology Development Co., Ltd.

6.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Li Tian Rong Ze Technology Development Co., Ltd.

7.	December 20, 2015	Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing SouFun Science and Technology Development Co., Ltd.

8.	December 20, 2015	Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.

9.	December 20, 2015	Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Shanghai SouFun Advertising Co., Ltd.

10.	December 20, 2015	Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Shanghai China Index Consultancy Co., Ltd.

11.	December 20, 2015 (retroactive to March 16, 2006)	Jia Tian Xia Network Technology Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd. Beijing Jia Tian Xia Advertising Co., Ltd.	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.

12.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Tianjin Jia Tian Xia Advertising Co., Ltd.

13.	December 30, 2016	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Gu Tian Xia Information Co., Ltd.